CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 599 to the Registration Statement on Form N-1A of Professionally Managed Portfolios as filed with the Securities and Exchange Commission on or about December 22, 2014.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
December 22, 2014